     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2003
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                             BELL MICROPRODUCTS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                                     94-3057566
 (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 451-9400
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                                 W. DONALD BELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BELL MICROPRODUCTS INC.
                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 451-9400
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              MELODIE R. ROSE, ESQ.
                            FREDRIKSON & BYRON, P.A.
                              4000 PILLSBURY CENTER
                             200 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402


                                ---------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| File No. 333-107732

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE


                    TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM                           AMOUNT OF
             SECURITIES TO BE REGISTERED (1) (2)           AGGREGATE OFFERING PRICE (3)(4)               REGISTRATION FEE(6)
Convertible Debt Securities(5)
Debt Securities
Convertible Preferred Stock
Preferred Stock
Common Stock
Securities Warrants
                                                                  $  2,375,000                                  $ 192.14
      Total


(1) Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II. D. to Form S-3.

(2) Any securities registered hereunder may be sold separately or with other securities registered hereunder.

(3) Includes an indeterminate principal amount or number of shares of convertible debt securities, debt securities, convertible preferred stock, preferred stock, common stock and securities warrants may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $2,375,000, plus an indeterminate principal amount or number of shares of convertible preferred stock, preferred stock or common stock as may be issued upon exercise of securities warrants or in exchange for, or upon conversion of, convertible debt securities or other shares of convertible preferred stock registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, convertible debt securities or convertible preferred stock registered hereunder.

(4) Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(5) If any convertible debt securities or debt securities are issued at an original issue discount, then the offering price may be increased by an amount such that the gross proceeds to be received by us shall be equal to the above amount to be registered.

(6) $35,000,000 of securities were registered under Securities Act Registration Statement No. 333-107732, whereby a filing fee of $2,832 was previously paid.

                              --------------------

================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed by Bell Microproducts Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company's Registration Statement on Form S-3 (File No. 333-107732), filed with the Securities and Exchange Commission ("Commission") on August 7, 2003, as amended by the Company's Pre-Effective Amendment No. 1 to the Registration Statement filed with the Commission on August 11, 2003, is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose and State of California, on the 21st day of August, 2003.


                                     BELL MICROPRODUCTS INC.



                                     By  /s/ James E. Illson
                                       -----------------------------------------
                                           James E. Illson
                                           Executive Vice President,
                                           Finance and Operations,
                                           and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the date stated.

                    Signature                                                       Title
                    ---------                                                       -----
                  W. Donald Bell*                                          President, Chief Executive
--------------------------------------------------------------             Officer and Director

                  James E. Illson*                                         Executive Vice President of Finance and
--------------------------------------------------------------             Operations and Chief Financial Officer

                  Gordon A. Campbell*                                      Director
--------------------------------------------------------------

                  Eugene Chaiken*                                          Director
--------------------------------------------------------------

                  David Ernsberger*                                        Director
--------------------------------------------------------------

                  Edward Gelbach*                                          Director
--------------------------------------------------------------

                  James E. Ousley*                                         Director
--------------------------------------------------------------

                  Glenn Penisten*                                          Director
--------------------------------------------------------------


*By  /s/ James E. Illson
    ----------------------------------------------------------
         James E. Illson
         As Attorney-in-Fact pursuant to Powers
         of Attorney previously filed



Date: August 21, 2003.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             BELL MICROPRODUCTS INC.

                EXHIBIT INDEX TO FORM S-3 REGISTRATION STATEMENT


EXHIBIT          DESCRIPTION

5.1              Opinion and Consent of Fredrikson & Byron, P.A.
23.1             Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2             Consent of PricewaterhouseCoopers LLP
24.1             Power of Attorney of certain officers and directors(1)


------------
(1) Incorporated herein by reference to the Power of Attorney filed as Exhibit
24.1 to the Company's Registration Statement on Form S-3 (File No. 333-107732), filed with the Commission on August 7, 2003, as amended August 11, 2003.